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                                                                    Exhibit 21.1

                               SEALY CORPORTION
                  CORPORATE STRUCTURE AS OF JANUARY 28, 2001
                  ------------------------------------------

I. Sealy Corporation (Delaware)
   A.  Sealy Mattress Company (Ohio)
        1.   Sealy Mattress Company of Puerto Rico (Ohio)
        2.   Ohio-Sealy Mattress Manufacturing Co., Inc. (Massachusetts)
        3.   Ohio-Sealy Mattress Manufacturing Co. (Georgia)
        4.   Sealy Mattress Company of Michigan, Inc. (Michigan)
        5.   Sealy Mattress Company of Kansas City, Inc. (Missouri)
        6.   Sealy of Maryland and Virginia, Inc. (Maryland)
        7.   Sealy Mattress Company of Illinois (Illinois)
             a.  A. Brandwein & Company (Illinois)
        8.   Sealy Mattress Company of Albany, Inc. (New York)
        9.   Sealy of Minnesota, Inc. (Minnesota)
        10.  Sealy Mattress Company of Memphis (Tennessee)
        11.  The Stearns & Foster Bedding Company (Delaware)
             a.  The Stearns & Foster Upholstery Furniture Company (Ohio)
        12.  Sealy, Inc. (Ohio)
             a.  Mattress Holdings International LLC (Delaware)
        13.  Sealy Mattress Company Mexico S. de R.L. de C.V. (Mexico)
        14.  Sealy Servicios de Mexico S. de R.L. de C.V. (Mexico)
        15.  Sealy Colchones de Mexico S. de R.L. de C.V. (Mexico)
        16.  The Ohio Mattress Company Licensing and Components Group (Delaware)
             a.  Sealy Mattress Manufacturing Company, Inc. (Delaware)
             b.  Sealy do Brasil Ltda. (Brazil)
             c.  Sealy Technology LLC (North Carolina)
             d.  Sealy Descanso S.A. (Spain)
             e.  Sealy Kurlon Ltd. (India) (50% JV)
             f.  Sealy Korea, Inc. (Delaware)
             g.  Mattress Holdings International B.V. (The Netherlands)
                 1.   Sealy Canada, Ltd. (Alberta)
                      a.   Gestion Centurion, Inc. (Quebec)
                 2.   Rozen S.R.L. (Argentina)
        17.  Sealy Real Estate, Inc. (North Carolina)
        18.  Sealy Texas Management, Inc. (Texas)
             a.  Sealy Texas Holdings LLC (North Carolina)
             b.  Sealy Texas L.P. (Texas)
        19.  Western Mattress Company (California)
        20.  Advanced Sleep Products (California)
        21.  Sealy Components - Pads, Inc. (Delaware)
        22.  Sealy Mattress Company of S.W. Virginia (Virginia)